                                                                      EXHIBIT 12

                                                   JO-ANN STORES, INC.
                                            RATIO OF EARNINGS TO FIXED CHARGES


                                                                            FISCAL YEAR ENDED
                                               ----------------------------------------------------------------------------
                                                FEBRUARY 1,     JANUARY 31,    JANUARY 30,     JANUARY 29,    FEBRUARY 3,
                                                    1997           1998            1999           2000           2001
                                               --------------- -------------- --------------- -------------- --------------
Earnings:
   Income (loss) before income taxes            $   39.4        $   50.8      $    22.0        $   41.2        $ (11.4)
   Interest Expense                                 10.6             5.9           12.5            26.2           29.0
   Portion of occupancy expense
   deemed representative of interest(1)             22.3            23.5           30.9            34.4           37.0
                                               --------------- -------------- --------------- -------------- --------------
Total Earnings                                  $   72.3        $   80.2       $   65.4         $ 101.8       $   54.6
                                               =============== ============== =============== ============== ==============

Fixed Charges:
   Interest Expense                             $   10.6       $     5.9       $   12.5        $   26.2       $   29.0
   Portion of occupancy expense
   deemed representative of interest (1)            22.3            23.5           30.9            34.4           37.0
                                               --------------- -------------- --------------- -------------- --------------
Total Fixed Charges                             $   32.9        $   29.4       $   43.4        $   60.6      $    66.0
                                               =============== ============== =============== ============== ==============

Ratio of Earnings to Fixed Charges                   2.2x            2.7x           1.5x            1.7x           0.8x
                                               =============== ============== =============== ============== ==============
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(1) Represents 33% of fixed rental charges.


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